Exhibit 99.1

                  Cyanotech Corporation Reports Third Quarter
                         Fiscal 2004 Financial Results;
                   Company Reports Net Income of $109,000 on
                   Increased Sales and Improved Gross Margin

     KAILUA KONA, Hawaii--(BUSINESS WIRE)--Feb. 2, 2004--Cyanotech Corporation (Nasdaq:CYAN), a world leader in producing high-value natural products from microalgae, today announced financial results for the third quarter of its fiscal year 2004, ended December 31, 2003.
     For the third quarter of fiscal 2004 the Company reported net income of $109,000, or $0.01 per diluted share, on sales of $3,024,000, compared to a net loss of $180,000, or ($0.01) per diluted share, for the comparable prior year period. The net sales for the quarter ended December 31, 2003 represent an increase of 6% from $2,840,000 recorded for the prior quarter and a year-over-year increase of 22% from $2,474,000 recorded for the comparable prior year period.
     The Company achieved a gross profit margin of 39% for the quarter ended December 31, 2003, up from 30% in the prior quarter and 29% for the comparable prior year period. The improvement in gross profit margin from the prior quarter resulted from the effects of improvements in the Company's cultivation processes, with the year-over-year improvement due primarily to increased bulk sales of higher margin natural astaxanthin products, NatuRose(R) and BioAstin(R). During the third quarter, operating expenses remained at 29% of sales, increasing by $63,000 from the expense level reported for the prior quarter. Improved gross profits, higher sales and a consistent level of operating expenses resulted in operating income of $292,000 for the third quarter of fiscal 2004, up from $32,000 in the prior quarter and contrasting with the loss from operations of $115,000 recorded for the comparable prior year period.
     Net sales for the first nine months of fiscal 2004 were $8,292,000, an increase of 27% from $6,524,000 recorded for the comparable prior year period. The growth in revenues resulted from increased bulk sales of the Company's natural astaxanthin products. For the first nine months of fiscal 2004, the Company reported a net loss of $42,000, or ($0.00) per diluted share, compared to the net loss of $1,505,000, or ($0.09) per diluted share, reported for the comparable period of the prior fiscal year.
     The Company enters the final quarter of fiscal 2004 with working capital of $3,141,000 and a cash and cash equivalent balance of $1,517,000. This is in contrast to working capital of $2,352,000, and a cash and cash equivalent balance of $579,000 reported at the beginning of the current fiscal year. Furthermore, the voluntary conversion of a $1,250,000 convertible debenture to common stock in December 2003 has reduced long-term liabilities and increased net equity.
     "We are extremely pleased by our return to profitability this quarter," said Gerald R. Cysewski, Ph.D., Chairman, President and Chief Executive Officer. "Our focus on all-around improvement in our operations has been validated by demonstrating sequential growth in sales, improved gross profit margins, increasing cash balances and profitability. These achievements are the result of hard work and determination of every employee of the Company." Dr. Cysewski added, "We are committed and determined to continue our efforts in sustaining profitability and growth in future periods."

     About Cyanotech

     Cyanotech Corporation, a world leader in microalgal technology, produces high-value natural products from microalgae and is the world's largest commercial producer of natural astaxanthin (pronounced "asta-zan-thin") from microalgae. Products include BioAstin(R) natural astaxanthin, a powerful antioxidant with expanding applications as a human nutraceutical; NatuRose(R) natural astaxanthin for the aquaculture and animal feed industries; Spirulina Pacifica(R), a nutrient-rich dietary supplement; and phycobiliproteins, which are fluorescent pigments used in the immunological diagnostics market. Spirulina Pacifica and BioAstin are sold directly online through the Company's website, www.nutrex-hawaii.com, as well as through resellers in over 30 countries worldwide. Technical information for the Company's phycobiliproteins products is available at www.phycobiliprotein.com. Corporate data and other product information are available at www.cyanotech.com.

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

     Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to, general economic conditions, forecasts of sales in future periods, changes in sales levels to our largest customers, weather patterns, risks associated with the acceptance of new products, competition, foreign exchange fluctuations, government regulation, and other factors more fully detailed in the Company's recent Form 10-Q and annual form 10-K filings with the Securities and Exchange Commission.

     Webcast

     Cyanotech Corporation will hold a conference call on Monday, February 2, 2004 at 5:30 p.m. Eastern Time to be broadcast live over the Internet. It can be accessed by all interested parties by linking through the Investor Broadcast Network's VCall website at www.vcall.com or through Cyanotech's website, http://www.cyanotech.com. To access the simultaneous webcast on the Cyanotech site, select the Recent News section from Cyanotech's home page. Click on the announcement entitled, "Cyanotech Announces Financial Results Webcast February 2, 2004." To listen to the live call, please go to either website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call and will be archived for a period of one calendar year.


                              CYANOTECH CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                  Three Months Ended Nine Months Ended
                                     December 30,      December 30,
                                  ------------------ -----------------
                                      2003     2002     2003     2002
                                  --------- -------- -------- --------

NET SALES                          $ 3,024  $ 2,474  $ 8,292  $ 6,524
COST OF PRODUCT SALES                1,840    1,763    5,543    4,460
                                  --------- -------- -------- --------
    Gross profit                     1,184      711    2,749    2,064
                                  --------- -------- -------- --------

OPERATING EXPENSES:
  Research and development              53       38      117      184
  Sales and marketing                  298      354      961    1,377
  General and administrative           541      434    1,397    1,491
                                  --------- -------- -------- --------
    Total operating expenses           892      826    2,475    3,052
                                  --------- -------- -------- --------

    Income (loss) from operations      292     (115)     274     (988)
                                  --------- -------- -------- --------

OTHER INCOME (EXPENSE):
  Interest income                        1        6       13       23
  Interest expense                     (84)     (92)    (250)    (339)
  Other income (expense), net           14       21       17     (201)
                                  --------- -------- -------- --------
    Total other expense                (69)     (65)    (220)    (517)
                                  --------- -------- -------- --------

    Income (loss) before income
     taxes                             223     (180)      54   (1,505)

INCOME TAX PROVISION                   114        -       96        -
                                  --------- -------- -------- --------
NET INCOME (LOSS)                  $   109  $  (180) $   (42) $(1,505)
                                  ========= ======== ======== ========

NET INCOME (LOSS) PER SHARE
  Basic                            $  0.01  $ (0.01) $ (0.00) $ (0.09)
                                  ========= ======== ======== ========
  Diluted                          $  0.01  $ (0.01) $ (0.00) $ (0.09)
                                  ========= ======== ======== ========

SHARES USED IN CALCULATION OF NET
INCOME (LOSS) PER SHARE:
  Basic                             18,777   18,284   18,471   17,703
                                  ========= ======== ======== ========
  Diluted                           18,934   18,284   18,471   17,703
                                  ========= ======== ======== ========

COMPREHENSIVE INCOME (LOSS):
  Net income (loss)                $   109  $  (180) $   (42) $(1,505)
  Other comprehensive income             9        8       28       10
                                  --------- -------- -------- --------
                                   $   118  $  (172) $   (14) $(1,495)
                                  ========= ======== ======== ========


                         CYANOTECH CORPORATION
                      CONSOLIDATED BALANCE SHEETS
            (Dollars in thousands except per share amounts)
                              (Unaudited)

                                                 December     March
                                                    31,        31,
                                                   2003       2003
                                                ----------- ----------

ASSETS
Current assets:
  Cash and cash equivalents                     $    1,517  $     579
  Accounts receivable, net                           1,862      1,839
  Refundable income taxes                                3          9
  Inventories                                        1,449      1,400
  Prepaid expenses                                      85         40
                                                ----------- ----------
     Total current assets                            4,916      3,867

Equipment and leasehold improvements, net           11,951     12,777
Other assets                                           618        838
                                                ----------- ----------
     Total assets                               $   17,485  $  17,482
                                                =========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt          $      323  $     323
  Accounts payable                                     880        803
  Accrued expenses                                     572        389
                                                ----------- ----------
     Total current liabilities                       1,775      1,515

Long-term debt, excluding current maturities         2,200      3,694
                                                ----------- ----------
     Total liabilities                               3,975      5,209
                                                ----------- ----------

Stockholders' equity:
  Common Stock of $0.005 par value,
   shares authorized 25,000,000; shares
   issued and outstanding 20,242,277
   at December 31, 2003 and 18,316,701
   at March 31, 2003                                   101         92
  Additional paid-in capital                        26,660     25,418
  Accumulated other comprehensive income
   (loss) -- foreign currency
   translation adjustments                              25         (3)
  Accumulated deficit                              (13,276)   (13,234)
                                                ----------- ----------
     Total stockholders' equity                     13,510     12,273
                                                ----------- ----------

     Total liabilities and stockholders' equity $   17,485  $  17,482
                                                =========== ==========

    CONTACT: Cyanotech Corporation
             Jeffrey H. Sakamoto, 808-326-1353
             jsakamoto@cyanotech.com
              or
             Guerrant Associates
             Laura Guerrant, 808-882-1467 (Investors and Media) lguerrant@guerrantir.com